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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, DC  20549

                              -----------------

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE

                       SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported)   MARCH 10, 1995



                         MET-COIL SYSTEMS CORPORATION

              (Exact Name of Registrant as Specified in Charter)



       DELAWARE                                             0-14057                        42-1027215

(State or Other Jurisdiction of Incorporation)       (Commission File No.)           (I.R.S. Employer No.)


5486 SIXTH STREET SW, CEDAR RAPIDS, IOWA                                                     52404

(Address or Principal Executive Offices)                                                   (Zip Code)


Registrant's telephone number, including area code  (319) 363-6566
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ITEM 5.   OTHER INFORMATION

                On February 28, 1995 the Company completed a $2 million private placement of convertible preferred stock with a 6% annual cumulative dividend at a $10 per share purchase price in a private placement offering. Each share carries a $1 par value and a liquidation value of $10 per share plus accumulated but unpaid dividends. Each share of preferred stock is convertible into three shares of common stock, and, if not converted, is redeemable on or after December 31, 1998 by either the Company or the holder for $13 per share plus accumulated but unpaid dividends. Pursuant to a selling agreement with the underwriter, the Company has paid an 8% selling commission and reimbursed the underwriter for incidental expenses and has issued 50,000 warrants to the underwriter to purchase common stock at $3.33 per share through December 31, 1998.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     C.   Exhibits.

          99.   Press Release dated February 28, 1995



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   March 10, 1995                 Met-Coil Systems Corporation


                                          By:   Joseph H. Ceryanec/s/
                                              --------------------------------
                                          Name:  Joseph H. Ceryanec
                                          Title:  Vice President-Finance and
                                                  Chief Financial Officer